Eaton Vance Global Income Builder Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Tax-Managed Equity Asset
Allocation Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Tax-Managed Global Dividend
Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.